Exhibit 107

Calculation of Filing Fee Tables

424(b)(2)

(Form Type)

CenterPoint Energy Resources Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maxmum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filling Fee Previously Paid In Connection with Unsold Securities to be Caried Forward

Newly Registered Securities

Fees to Be Paid	Debt	4.40% Senior Notes Due 2032	Rule 457(r)	$500,000,000	99.908%	$499,540,000	0.0000927	$46,307.36

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities

	Total Offering Amounts					$499,540,000		$46,307.36

	Total Fees Previously Paid

	Total Fee Offsets

	Net Fee Due							$46,307.36

(1)

This registration fee table shall be deemed to update the “Calculation of Registration Fee” in the Company’s Registration Statement on Form S-3 (File No. 333-238617-02) in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933.